As filed with the Securities and Exchange Commission on July 19, 1999

                                                   Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                            BURLINGTON RESOURCES INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                           91-1413284
  (State or other jurisdiction of                              (IRS Employer
  incorporation or organization)                            Identification No.)

                         BURLINGTON RESOURCES CAPITAL I
             (Exact name of registrant as specified in its charter)

             Delaware                                      76-0572336
  (State or other jurisdiction of                        (IRS Employer
  incorporation or organization)                      Identification No.)

                         BURLINGTON RESOURCES CAPITAL II
             (Exact name of registrant as specified in its charter)

             Delaware                                     76-0572333
  (State or other jurisdiction of                        (IRS Employer
  incorporation or organization)                      Identification No.)
                             ----------------------
                           5051 Westheimer, Suite 1400
                              Houston, Texas 77056
                                 (713) 624-9500
       (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                             ----------------------
                            L. David Hanower, Esquire
                  Senior Vice President, Law and Administration
                            Burlington Resources Inc.
                           5051 Westheimer, Suite 1400
                              Houston, Texas 77056
                                 (713) 624-9500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------
                                   Copies to:

    John Schuster, Esquire                         John W. White, Esquire
    Cahill Gordon & Reindel                       Cravath, Swaine & Moore
        80 Pine Street                               825 Eighth Avenue
   New York, New York 10005                       New York, New York 10019
        (212) 701-3000                                 (212) 474-1000
                             ----------------------
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
                                                                          Proposed           Proposed Maximum       Amount
Title of Each Class                                Amount to Be    Maximum Offering Price   Aggregate Offering        of
of Securities to Be Registered                   Registered(1)(2)       Per Unit(3)           Price(2)(3)(4)     Registration
                                                                                                                      Fee
--------------------------------------------------------------------------------------------------------------------------------
Debt Securities of Burlington Resources Inc..
Common Stock of Burlington Resources Inc.(1).
Preferred Stock of Burlington Resources Inc..
Series A Preferred Stock Purchase Rights of
   Burlington Resources Inc. (currently
   traded with Common Stock)(1)..............
Trust Preferred Securities...................
Trust Preferred Securities Guarantees(5).....
--------------------------------------------------------------------------------------------------------------------------------
    Total....................................       $1,000,000,000         100%                 $1,000,000,000      $125,100(6)
================================================================================================================================

(1) Certain series of securities are convertible into common stock. We are registering an indeterminate number of shares of common stock for that purpose. We are also registering rights to purchase Series A Junior Participating Preferred Stock which trade with the common stock, but we will not receive any additional consideration for them.
(2) In U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies. If we issue any debt securities at an original issue discount, the amount registered will be whatever greater amount that results in aggregate net proceeds of $1,000,000,000 for the registrants.
(3) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
(4)  Exclusive of accrued interest or dividends, if any.
(5) We will not receive separate consideration for the trust preferred securities guarantees. The guarantees include the rights of holders of trust preferred securities under the guarantees and certain back-up undertakings, comprised of obligations of Burlington Resources Inc. under the subordinated indenture and related supplemental indentures and under the declaration of trust of each of Burlington Resources Capital I and Burlington Resources Capital II, each as described in the registration statement.
(6) Fee calculation is based upon $450,000,000 of securities; excludes fees previously paid in connection with $550,000,000 of securities remaining on Registration Statement No. 333-52213.
                              --------------------
     The Registrants hereby amend this registration statement on the date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the "Securities Act"), or until this registration statement shall become effective on such date the Commission, acting pursuant to said Section 8(a), may determine.

     The prospectus contained in this registration statement also relates to Registration Statement No. 333-52213 pursuant to Rule 429 under the Securities Act and constitutes post-effective Amendment No. 1 to such registration statement.

PROSPECTUS
                                 $1,000,000,000

                            BURLINGTON RESOURCES INC.
                                 Debt Securities
                                  Common Stock
                                 Preferred Stock

                         BURLINGTON RESOURCES CAPITAL I
                         BURLINGTON RESOURCES CAPITAL II
                                   The Trusts
              Trust Preferred Securities Fully and Unconditionally
                     Guaranteed by Burlington Resources Inc.

     Burlington Resources Inc. may offer, from time to time, in one or more series

     o    unsecured senior debt securities;

     o    unsecured subordinated debt securities;

     o    shares of common stock; and

     o    shares of preferred stock.

     From time to time, the trusts may offer trust preferred securities fully and unconditionally guaranteed on a subordinated basis by Burlington Resources Inc.

     The securities

     o    will have a maximum aggregate offering price of $1,000,000,000;

     o will be offered at prices and on terms to be set forth in an accompanying prospectus supplement;

     o may be denominated in U.S. dollars or in other currencies or currency units;

     o    may be offered separately or together, or in separate series; and

     o may be listed on a national securities exchange, if specified in an accompanying prospectus supplement.

                             -----------------------

     Burlington Resources Inc.'s common stock is listed on the New York Stock Exchange under the symbol "BR."
                             -----------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                            -----------------------

     The securities may be sold directly, through agents from time to time or through underwriters and/or dealers. If any agent of the issuers or any underwriter is involved in the sale of the securities, the name of the agent or underwriter and any applicable commission or discount will be set forth in the accompanying prospectus supplement.
                             -----------------------

     This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement.

                  The date of this prospectus is          , 1999

                                TABLE OF CONTENTS

                                                                            Page

Where You Can Find More Information..........................................1
Incorporation of Certain Documents By Reference..............................2
Forward-Looking Statements...................................................3
The Company..................................................................3
The Burlington Resources Trusts..............................................3
Use of Proceeds..............................................................4
Ratio of Earnings to Fixed Charges...........................................4
Description of Debt Securities...............................................5
Description of Capital Stock................................................13
Description of the Trust Preferred Securities and Trust Guarantees..........17
Plan of Distribution........................................................21
Legal Matters...............................................................22
Experts.....................................................................22

                            ------------------------

                       WHERE YOU CAN FIND MORE INFORMATION

     We and the Burlington Resources trusts have filed a joint registration statement with the Securities and Exchange Commission; however, we did not include separate financial statements of the Burlington Resources trusts in this prospectus. We do not consider those financial statements material to holders of any securities the trusts may offer, because

     o all of the voting rights of the trusts will be owned by Burlington Resources Inc., either directly or through a wholly-owned subsidiary of Burlington Resources Inc., which files regular reports with the SEC;

     o the trusts do not have independent operations - we created them for the sole purpose of issuing the trust preferred securities, the proceeds of which will be invested in our subordinated debt securities; and

     o we will fully and unconditionally guarantee the trusts' obligations and the rights of holders on a subordinated basis.

     Detailed information about our guarantee of the trusts' obligations is on page 14 of this prospectus under the heading "Description of the Trust Preferred Securities and Trust Guarantees." In addition, each time we offer to sell securities, whether by the trusts or by Burlington Resources Inc., we will provide a prospectus supplement that will contain specific information about the terms of that offering, including any guarantees. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the prospectus supplements, will include or refer you to all material information relating to each offering.

     This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For more information about Burlington Resources Inc., the Burlington Resources trusts and the securities covered by this prospectus you should see the registration statement and the exhibits and schedules. Any statement made in this prospec-tus concerning the provisions of the documents may be incomplete, and you should refer to the copy of such documents filed as an exhibit to the registration statement with the SEC.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at 1-800-SEC-0330. You may also read and copy any document we file at these rooms located at:

     -    450 Fifth Street, N.W., Washington, DC 20549;

     -    7 World Trade Center, New York, NY 10048; and

     -    Citicorp Center, 500 W. Madison St., Chicago, IL 60661.

     You can also inspect these materials at the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information we file with the SEC after the date of this prospectus will automatically update and supersede this information.

     We incorporate by reference the following documents and any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

     o Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     o Quarterly Report on Form 10-Q for the three-month period ended March 31, 1999;

     o Current Report on Form 8-K filed with the SEC on March 3, 1999;

     o The description of the common stock contained in our Rule 424(b) Prospectus, dated July 7, 1988; and

     o The description of our rights agreement contained in our Registration Statement on Form 8-A filed with the SEC on December 18, 1998.

     On request, we will provide without charge a copy of any or all of the above documents incorporated by reference (other than exhibits to documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Send your written or oral requests to: Wendi S. Zerwas, Corporate Secretary, Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas 77056, telephone: (713) 624-9500.

     You should rely only on the information we incorporate by reference or provide in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans'" and other similar words. These projections and statements reflect our current views with respect to future events and financial performance. We can not assure you, however, that these events will occur or that these projections will be achieved, and our actual results could differ materially from those projected because of various risks, uncertainties and other important factors. These risks, uncertainties and factors include:

     o    fluctuations in commodity pricing and demand;

     o risks associated with exploring for, developing and producing crude oil and natural gas;

     o    risks associated with large development projects;

     o risks inherent in foreign operations such as changes in laws, policies, regulations, taxation and political climate;

     o competition for raw materials and customers in the crude oil and natural gas industry;

     o    changes in laws and regulations affecting our operations; and

     o    potential environmental liabilities.

     Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read the description of these factors under the caption "Forward-Looking Statements" in our 1998 Form 10-K.

                                   THE COMPANY

     Burlington Resources Inc. is a holding company engaged, through its principal subsidiaries, Burlington Resources Oil & Gas Company and The Louisiana Land and Exploration Company and their affiliated companies, in the exploration, development, production and marketing of oil and gas. We are the largest U.S. independent oil and gas company based on total proved U.S. reserves, and second largest U.S. based independent oil and gas company based on total proved worldwide reserves, which were estimated at 8.0 trillion cubic feet of gas equivalent at December 31, 1998.

     Our principal executive offices are located at 5051 Westheimer, Suite 1400, Houston, Texas 77056 and our telephone number is (713) 624-9500.

                         THE BURLINGTON RESOURCES TRUSTS

     Each of Burlington Resources Capital I and Burlington Resources Capital II is a statutory business trust formed under Delaware law through the filing of a certificate of trust with the Delaware Secretary of State. Each trust's business is defined in a declaration of trust which has been executed by Burlington Resources Inc., as sponsor for each of the trusts, and the trustees for each of the trusts. Unless we state otherwise in the prospectus supplement, each trust exists exclusively to:

     o issue and sell the trust preferred securities and the trust common securities;

     o invest the gross proceeds of the sale of the trust preferred securities and trust common securities in a specific series of subordinated debt securities; and

     o engage in only those other activities necessary or incidental to carrying out the first two purposes.

     All of the trust common securities will be owned by Burlington Resources Inc. The trust common securities will rank equally, and payments will be made on the trust common securities pro rata, with the trust preferred securities. However, upon an event of default under the declaration of a particular trust, holders of the trust preferred securities have a right to be paid before the holders of the trust common securities on distribution and on liquidation, redemption and otherwise.

     Burlington Resources Inc. will acquire trust common securities having an aggregate liquidation amount equal to a minimum of 1% of the total capital of each trust. Each trust will have a term of at least 20 but not more than 50 years, but may terminate earlier as provided in the applicable declaration of trust.

     Each trust's business and affairs will be conducted by its trustees, whose obligations and duties will be governed by the declaration of trust. The holder(s) of the trust common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each trust. At least one of the trustees of each of the trusts will be a person who is an employee or officer of or an affiliate of Burlington Resources Inc. One trustee of each trust will be a financial institution that is not affiliated with Burlington Resources Inc. and will act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended. A more detailed description of these provisions will be contained in the prospectus supplement.

     Unless the property trustee maintains a principal place of business in Delaware and otherwise meets the requirements of applicable law, one trustee of each trust will be either an individual or a company who has a residence or a principal place of business in Delaware. We will pay all fees and expenses related to each trust and the offering of securities. Unless otherwise set forth in the prospectus supplement, the property trustee will be Chase Bank of Texas, National Association, and the Delaware trustee will be Chase Manhattan Bank Delaware. The office of the Delaware trustee is 1201 Market Street, Wilmington, Delaware 19801. The principal place of business of each trust is c/o Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas 77056, telephone:
(713) 624-9500.

                                 USE OF PROCEEDS

     Unless we set forth other uses of proceeds in the prospectus supplement, we will use the net proceeds of the sale of the securities described in this prospectus and any prospectus supplement for general corporate purposes. These may include the reduction of outstanding indebtedness, working capital increases, capital expenditures or acquisitions. Unless we set forth other uses of proceeds in the prospectus supplement, each trust will use all proceeds received from the sale of trust preferred securities to purchase subordinated debt securities. We intend to use the net proceeds from the sale of subordinated debt securities for the general corporate purposes described above.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratios of earnings to fixed charges for the indicated periods.


Three Months Ended                                Year Ended December 31,
  March 31, 1999         1998            1997            1996            1995            1994
------------------     --------------    ----------     ------------   ------------   ----------
       --                1.48x           3.48x            3.48x           --              --

     Total earnings available for fixed charges for the three months ended March 31, 1999 and for the years ended 1995 and 1994 were inadequate to cover total fixed charges in the amount of approximately $14 million, $567 million and $274 million, respectively.

     For purposes of calculating the ratio of earnings to fixed charges, earnings represent pretax income from continuing operations available for fixed charges, less equity in undistributed earnings of 20-50% owned companies, together with a portion of rent under long-term operating leases representative of an interest factor. Fixed charges represent interest expense, capitalized interest and a portion of rent under long-term operating leases treated as interest.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the debt securities sets forth certain general terms and provisions of the debt securities to which this prospectus and any prospectus supplement may relate. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in a prospectus supplement relating to that series. We may issue senior debt securities under an existing indenture with Citibank, N.A., as trustee, or subordinated debt securities under an indenture with a trustee to be named in the prospectus supplement.

     We have summarized selected provisions of the indentures below. The summary is not complete. The senior indenture has been filed, and before we sell subordinated securities the subordinated indenture will be filed, as exhibits to the registration statement of which this prospectus is a part. You should read the indentures for provisions that may be important to you.

     Because we have included only a summary of the indenture terms, you must read the indenture in full to understand every detail of the terms of the debt securities. If you would like to read the entire indenture, see "Where You Can Find More Information."

General

     The debt securities will be unsecured obligations of Burlington Resources Inc. Neither indenture limits the amount of debt securities we may issue.

     You should read the prospectus supplement relating to the particular series of debt securities for the following terms of the offered debt securities:

     o    the title of the debt securities;

     o    any limit upon the aggregate principal amount of the debt securities;

     o    the dates on which the principal of the debt securities is payable;

     o the interest rate of the debt securities, or the method for calculating the interest rate, and the date or dates from which interest will accrue;

     o the interest payment dates and the record dates for the interest payment dates;

     o places where payments of the principal and interest, if any may be made on the debt securities;

     o the terms and conditions upon which, the debt securities may be redeemed at our option or otherwise;

     o    any mandatory or optional sinking fund or analogous provisions;

     o    the denominations in which the debt securities are issuable;

     o whether any portion of the principal amount of such debt securities is payable upon declaration of the acceleration of the maturity thereof;

     o if other than U.S. dollars, the currency or currency units in which the debt securities are denominated and/or in which payment of the principal of (and premium, if any) and/or interest on the debt securities will or may be payable;

     o any deletions, modifications or additions to the events of default or our covenants pertaining to the debt securities;

     o whether the debt securities will be convertible into or exchangeable for other securities or other property; and

     o any other terms not inconsistent with the indentures, including, without limitation, the addition of covenants applicable to the debt securities.

     Unless otherwise indicated in the prospectus supplement, we will issue the debt securities only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof. There will not be any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge.

Ranking of Debt Securities

     The senior debt securities will be unsecured and will rank equally and ratably with our other unsecured and unsubordinated debt.

     The subordinated debt securities will be junior in right of payment to all of our senior indebtedness to the extent described in the prospectus supplement.

Covenants of Burlington Resources Inc.

     The indentures contain, among others, the covenants summarized below, which will be applicable (unless waived or amended) to any series of debt securities which are outstanding, unless stated otherwise in the prospectus supplement relating to a particular series.

     Important Definitions. The following definitions will help in understanding the meaning of certain words and phrases used in the indenture covenants and discussed in the summary:

     The term "funded debt" means all debt:

     o    maturing one year or more from its creation;

     o all debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any related instrument or agreement, to a date one year or more from its creation; and

     o all debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

     The term "lien" means any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or similar encumbrance.

     The term "principal property" means:

     o any property which we or any of our subsidiaries own or lease or in which we or any of our subsidiaries have an interest which we consider capable of producing gas or oil in commercial quantities located within the United States of America or the Dominion of Canada (including property located off the coast of the United States of America or the Dominion of Canada held pursuant to lease from any federal, state, provincial or other governmental body); and

     o any refinery, processing or manufacturing plant which we or our subsidiaries own or lease that is located within the United States of America or any state thereof or the Dominion of Canada or any province or territory thereof,

     The following are not included in the term "principal properties"

     o related facilities employed in transportation, distribution or marketing; or

     o any plant which in the opinion of our board of directors is not a principal plant in relation to our activities and the activities of our restricted subsidiaries as a whole.

     The term "restricted subsidiary" means any subsidiary which owns or leases a principal property, either as a lessor or lessee. This term does not include any subsidiary if its principal business is leasing machinery, equipment, vehicles or other properties none of which is a principal property, or financing accounts receivable, or engaging in ownership and development of any real property which is not a principal property.

     The term "subsidiary" means a corporation in which we and/or one or more of our subsidiaries own more than 50% of the outstanding voting stock, either directly or indirectly through intermediary subsidiaries.

     Limitation on Liens. The indentures provide that, so long as any debt securities issued under the indentures are outstanding, we will not, and will not allow any of our subsidiaries to, permit any liens on any principal property or on any stock or outstanding indebtedness unless the debt securities are also secured. These restrictions will not apply to:

     o any lien upon property owned or leased by or upon stock or debt of any corporation existing at the time it becomes a restricted subsidiary;

     o any lien upon property or upon stock or debt existing at the time it is acquired;

     o any lien to secure the payment of all or any part of the purchase price of property or to secure any debt incurred prior to, at the time of or within 180 days after it is acquired for the purpose of financing all or any part of the purchase price, other than a purchase by one of our subsidiaries from a restricted subsidiary or from us;

     o any lien upon property to secure all or any part of the cost of exploration, drilling, development, construction, alteration, repair or improvement of all or any part of the property, or debt incurred prior to, at the time of or within 180 days after the completion of the exploration, drilling, development, construction, alteration, repair or improvement for the purpose of financing all or any part of the cost, provided that the cost is incurred to obtain, or materially increase the production and revenues from, the property;

     o    any lien secured by pipeline assets of El Paso Natural Gas Company;

     o any lien securing debt of a restricted subsidiary owing to us or to another of our restricted subsidiaries;

     o    any lien existing at the date of the applicable indenture; and

     o any extension, renewal or replacement in whole or in part of any lien referred to in the previous clauses; except that the principal amount of secured debt may not exceed the principal amount of secured debt prior to the extension or renewal or replacement, and the lien must be limited to all or part of the property which was subject to the lien prior to the extension, renewal or replacement (plus improvements on the property).

     In addition, we and any one or more of our restricted subsidiaries may permit a lien on our principal property so long as the

     o    debt secured by the lien and all similar liens; and

     o all net sale proceeds from sale and leaseback transactions not specifically permitted by the "Limitation on Sale and Leasebacks" covenant does not exceed 5% of our total consolidated stockholders' equity as shown on the audited consolidated balance sheet contained or incorporated by reference in our latest annual report on Form 10-K.

         Under the indentures, the following types of transactions will not be deemed to create indebtedness secured by liens:

     o the sale or other transfer of oil, gas or other minerals in place for a period of time until, or in an amount such that, the transferee will realize a specified amount of money or minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as a production payment; and

     o liens required by any contract or statute in order to permit us or any of our subsidiaries to perform any contract or subcontract made with or at the request of the United States, any state or any department, agency or instrumentality of either entity.

     Limitation on Sale and Leasebacks. We will not, and will not permit any of our restricted subsidiaries to, enter into any sale and leaseback transaction with respect to any principal property with any person (other than ourselves or a subsidiary of ours), unless either of the two following conditions is met:

     o the sale and leaseback transaction occurs within 180 days from the date of acquisition of the property or the date of the completion of construction or commencement of full operations on the property, whichever is later, or

     o we, within 120 days after the sale and leaseback transaction, use the net proceeds of the transaction to retire our funded debt or the funded debt of any of our subsidiaries (other than debt that is subordinate in right of payment to the securities).

     We may, and we may permit any restricted subsidiary to, effect any sale and leaseback transaction involving any principal property, if:

     o    the net sale proceeds from the sale and leaseback transaction, and

     o all debt secured by liens not specifically excluded pursuant to the "Limitation on Liens" covenant does not exceed 5% of our total consolidated stockholders' equity as shown on the audited consolidated balance sheet contained or incorporated by reference in our latest annual report on Form 10-K.

     The provisions of this covenant shall also not prevent any sale and leaseback transaction involving a lease for a period, including renewals, of not more than 36 months.

Merger and Consolidation

     We may, without the consent of any holders of outstanding debt securities, consolidate with or merge into, or sell or convey our assets substantially as an entirety to, any other corporation, provided that:

     o the person formed by such consolidation or into which we are merged or which acquires our assets expressly assumes our obligations on the debt securities and under the indentures; and

     o    other conditions described in the indentures are met.

     Upon compliance with these provisions, we will be relieved of our obligations under the indentures and the debt securities.

Events of Default; Rights on Default

     Each of the indentures defines an event of default with respect to debt securities of any series as any of the following events:

     o    we fail to pay interest for 30 days after it is due;

     o    we fail to pay principal when due;

     o    we fail to deposit any sinking fund payment when due;

     o we default for 60 days after appropriate notice in the performance of any other covenant in the debt securities or the applicable indenture; or

     o    we have an event of bankruptcy, insolvency or reorganization.

     If an event of default occurs with respect to a particular series (but not all series) of debt securities as a result of a failure to make a principal or interest payment or because of a failure to perform another covenant, the principal amount of all outstanding debt securities of that particular series and accrued interest may be declared due and payable immediately by either:

     o    the trustee; or

     o    the holders of at least 25% in principal amount of that series.

     If an event of default occurs with respect to all series of debt securities as a result of a failure to perform a covenant or because of bankruptcy, insolvency or reorganization, the principal amount of all outstanding debt securities and accrued interest may be declared due and payable immediately by either:

     o    the trustee; or

     o the holders of at least 25% in principal amount of all outstanding debt securities under the indenture.

     The holders of a majority in principal amount of the outstanding debt securities of any series affected, with each series voting as a separate class, have the power to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the direction must not conflict with any rule of law or the indentures. Before proceeding to exercise any right or power under the indentures at the direction of the holders, the trustee will be entitled to receive from the holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with their direction.

     We must furnish the trustee annually with a statement that, to the best knowledge of the officers signing the statement, we are not in default in the performance of the terms of the indentures or, if the officers know that we are in default, specifying the default. The indentures require the trustee to give to all holders of outstanding debt securities notice of any default by us, unless the default has been cured or waived. However, except for a default in the payment of principal of or interest on any outstanding debt securities, the trustee can withhold notice if the board of directors, the executive committee or a trust committee of directors or officers of the trustee in good faith determine that withholding notice is in the interest of the holders of the outstanding debt securities.

Defeasance

     If any series of debt securities have either:

     o become due and payable or are by their terms due and payable within one year; or

     o    are to be called for redemption within one year,

     the indentures provide that we may discharge substantially all of our obligations to holders of these series of debt securities that have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee enough funds to pay the principal of and interest on the debt securities when the series matures.

     We can also discharge substantially all of our obligations for any series of debt securities, including our obligations under the covenants in the indentures, by irrevocably depositing with the trustee enough funds to pay the principal of and interest on the debt securities when the series matures. We must also obtain an opinion of counsel or a favorable ruling of the Internal Revenue Service to the effect that as a result of the defeasance, holders of that series of debt securities will not recognize income, gain or loss for federal income tax purposes, and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such defeasance had not occurred.

Changes in Control and Highly Leveraged Transactions

     The indentures do not contain provisions requiring us to redeem or to adjust the terms of the debt securities upon a change in control.

     Other than restrictions on liens and sale and leaseback transactions described under "--Covenants of Burlington Resources Inc." above, the indentures do not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction.

Modification of the Indentures

     The indentures provide that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

     o    secure any of the debt securities;

     o evidence the assumption by a successor corporation of our obligations, as described under "--Merger and Consolidation" above;

     o add covenants and events of default for the protection of the holders of all or any particular series of debt securities;

     o change or eliminate any of the provisions of the indentures, provided that any such change or elimination shall become effective only after there are no debt securities of any series entitled to the benefit of such provision outstanding;

     o    establish the forms or terms of debt securities of any series;

     o    cure any ambiguity or correct any inconsistency in the indentures; or

     o    evidence the acceptance of appointment by a successor trustee.

     The indentures also contain provisions permitting us and the trustee to add any provisions to, or change in any manner or eliminate any of the provisions of, the indentures, or modify in any manner the rights of the holders of such debt securities with the consent of the affected holders of at least a majority in principal amount of all series of debt securities then outstanding, with each such series voting as a separate class. However, we and the trustee may not, without the consent of the affected holder of each outstanding debt security:

     o change the stated maturity of the principal of or any installment of interest on any debt security;

     o    reduce the principal amount;

     o    reduce the rate of interest;

     o change the place of payment where, or the coin or currency in which, interest is payable;

     o impair the right to institute suit for the enforcement of any payment when due; or

     o reduce the percentage in principal amount of debt securities requiring consent of holders for any modification.

Book-Entry Debt Securities -- Registration, Transfer, Exchange and Payment

     We intend to issue each series of debt securities in "book-entry" form, represented by one or more global certificates registered in the name of The Depository Trust Company, New York, New York ("DTC"), or its nominee. However, we reserve the right to issue debt securities in certificate form registered in the names of the holders of the debt securities.

     Ownership of beneficial interests in the global certificates representing the particular series of debt securities will be limited to persons who have accounts with DTC ("participants"), or persons that may hold interests through participants. DTC will keep on its computerized book-entry and transfer system a record of the principal amounts of debt securities held in the accounts of the participants. Participants, in turn, will keep records of the interests of their clients who have purchased debt securities through them. Beneficial interests in the global certificates may be shown only on, and may be transferred only through, records maintained by DTC and its participants. The laws of some states require that certain purchasers of securities take delivery of the securities only in certificate form. These laws may limit the ability of holders of beneficial interests in the global certificates to transfer those interests to certain persons who might otherwise wish to purchase those interests.

     DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

     DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant. The rules that apply to DTC and its participants are on file with the SEC.

     DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     Payments of interest and principal will be made to DTC, who in turn will credit payment to the accounts of its participants. It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global certificates as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with certificates on a record date, by using an omnibus proxy. Payments by participants to holders of beneficial interests in the global certificates, and voting by participants, will be governed by the customary practices between the participants and holders of beneficial interests, as is the case with securities held for the account of customers registered in "street names."

     We, the trustee and the paying agent will treat DTC as the sole owner of the global certificates for all purposes. Accordingly, we, the trustee and any paying agent will have no responsibility or liability:

     o for the records relating to beneficial ownership interests in the global certificates; or

     o for the payments of principal and interest due for the accounts of beneficial holders of interest in the global certificates.

     Unless we decide to issue the debt securities in certificate form, the global certificates representing a series of debt securities may not be transferred. However, a global certificate may be transferred by DTC to its nominees or successors.

     A series of debt securities represented by global certificates will be exchangeable for debt securities in certificate form with the same terms in authorized denominations only if:

     o DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law, and we do not appoint a successor depositary within 90 days; or

     o we decide not to require all of the debt securities of a series to be represented by global certificates and notify the trustee of that decision.

     We have obtained the foregoing information concerning DTC and DTC's book-entry system from DTC and other sources it believes reliable, but we take no responsibility for the accuracy of this information.

Applicable Law

     The debt securities and the indentures will be governed by and construed in accordance with the law of the State of New York.

Senior Trustee

     Citibank, N.A. is the trustee under the indenture for senior debt securities. Citibank, N.A. serves as trustee under various indentures relating to our obligations. We have customary banking relationships with Citibank, N.A., including its participation as one of the agent banks in our revolving credit agreements.

                          DESCRIPTION OF CAPITAL STOCK

     Our certificate of incorporation authorizes the issuance of 325,000,000 shares of common stock and 75,000,000 shares of preferred stock, of which 3,250,000 shares are designated Series A Junior Participating Preferred Stock. As of June 30, 1999, there were 177,493,347 shares of common stock outstanding held by approximately 20,704 holders of record, excluding holders whose shares of record are held by brokers. As of June 30, 1999, there were no shares of preferred stock issued or outstanding. Because the following description of our capital stock is a summary, it does not contain all the information that may be important to you. You should read the following documents for more complete information:

     o    our certificate of incorporation, as amended;

     o    our by-laws, as amended; and

     o the Rights Agreement, effective December 16, 1998, as amended, between us and BankBoston, N.A., as Rights Agent.

Common Stock

     The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably any dividends as may be declared by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities and no redemption provisions apply to the common stock. All of the outstanding shares of common stock are, and the shares offered hereby will be, fully paid and nonassessable.

Preferred Stock

     Our certificate of incorporation authorizes our board of directors to issue shares of preferred stock in one or more series. The board of directors is authorized to designate, for each series of preferred stock, the number of shares of such series, the voting powers, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions. You should read the certificate of designation relating to a particular series of preferred stock for specific terms.

     We have no present plans to issue any of the preferred stock, except as required under the Rights Agreement.

Rights Agreement

     Each share of common stock currently has a right associated with it. Generally, each right consists of the right to purchase, for $200, 1/100 of a share of our Series A Junior Participating Preferred Stock. The terms of the rights are set forth in the rights agreement.

     The rights may be exercised only if the distribution date occurs. The distribution date is the earlier of either:

     o the first date that it is publicly announced that a person or group has acquired 15% or more of our voting power; or

     o the date that is 10 business days (or a later date selected by our board of directors) after a person or group begins, or announces an intention to begin, a tender or exchange offer for 15% or more of our voting power.

     If a person or group acquires 15% or more of our voting power without the prior approval of the board of directors, then our stockholders, other than the acquiror, will be entitled to purchase, for $200, our common stock, or, in certain circumstances, cash, property or our other securities, with a market value equal to $400. This is commonly referred to as the "flip-in" feature of the rights.

     If a person or group acquires 15% or more of our voting power without the prior approval of the board of directors and then either acquires us in a merger or other business combination transaction or causes the sale or transfer of more than 50% of our assets or earning power, then our stockholders, other than the acquiror, will be entitled to purchase, for $200, common stock of the acquiror with a market value equal to $400. This is commonly referred to as the "flip-over" feature of the rights.

     The rights will expire automatically in 10 years, on December 16, 2008, but we have the option of redeeming or exchanging the rights prior to that time.

     We may redeem all of the rights at any time before a person or group announces that it has acquired 15% or more of our voting power. The circumstances under which we may redeem the rights are more fully described in the rights agreement. Each right may be redeemed at the price of $.01 per right. The rights cannot be exercised until after the redemption period has passed. If we were to redeem the rights, the rights will no longer be exercisable and will terminate.

     Furthermore, we may exchange all or a portion of the rights at any time after a person or group acquires 15% or more of our voting power, at an exchange ratio of one share of common stock per right. If the board of directors were to order the exchange of the rights, the rights will no longer be exercisable and will terminate. Until a right is exercised or exchanged, the holder of that right will not have any rights as a stockholder, including the right to vote or receive dividends, simply as a result of being a holder of that right.

     Each 1/100 of a share of Series A Junior Participating Preferred Stock that may be issued upon exercise of a right is intended to be comparable to one share of common stock with respect to dividend, voting, liquidation and other rights. The Series A Junior Participating Preferred Stock will rank junior to all other series of our preferred stock with respect to dividend payments and distributions of assets in liquidation. The Series A Junior Participating Preferred Stock will not be redeemable.

Provisions Affecting Control of Burlington Resources Inc.

     Certificate of Incorporation. Under the Delaware General Corporation Law (the "DGCL"), the approval by the affirmative vote of the holders of a majority of the outstanding stock of a corporation entitled to vote on the matter generally is required for a merger, consolidation or sale, lease or exchange of all or substantially all the corporation's assets to be consummated. Our certificate of incorporation provides certain restrictions on business combinations with interested stockholders or their affiliates. Accordingly, our certificate of incorporation requires the affirmative vote of at least 51% of the voting stock, excluding the vote of any interested stockholder, for the adoption or authorization of a business combination unless:

     o the disinterested directors determine that the interested stockholder is the beneficial owner of at least 80% of the voting stock and has agreed to vote in favor of the business combination; or

     o the fair market value of the consideration per share to be received by the stockholders in the business combination is equal to or greater than the consideration paid by an interested stockholder in acquiring the largest number of shares of that class of stock previously acquired in any one transaction or series of related transactions and the interested stockholder has not received the benefit of any loans, advances, guarantees, pledges or other financial assistance provided by us.

     Directors. The DGCL permits the certificate of incorporation or the by-laws of a corporation to contain provisions governing the number and qualifications of directors. However, if the certificate of incorporation contains provisions fixing the number of directors, that number may not be changed without amending the certificate of incorporation. Our by-laws state that the number of directors shall be any number not less than one, determined from time to time by a vote of a majority of the directors then in office. A resolution of the board of directors currently fixes the number of directors at twelve. Pursuant to our by-laws, directors are elected at the annual meeting of stockholders for a term of one year.

     Amendments to the Certificate of Incorporation. Under the DGCL, a proposed amendment to the certificate of incorporation requires a resolution adopted by the board of directors and, unless otherwise provided in the certificate of incorporation, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon and (if applicable) the affirmative vote of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class. If any amendment would adversely affect the rights of any holders of shares of a class or series of stock, the vote of the holders of a majority of all outstanding shares of the class or series, voting as a class, is also necessary to authorize the amendment. Our certificate of incorporation provides that no amendment to the certificate of incorporation shall amend, alter or repeal the provisions of Article 14 (action by stockholders without a meeting) or Article 15 (special voting requirements) without the affirmative vote of not less than 51% of the voting stock (as it is defined in the certificate of incorporation).

     By-Laws. Under the DGCL, the power to adopt, alter and repeal the by-laws is vested in the stockholders, except to the extent that a corporation's certificate of incorporation or by-laws vest it in the board of directors. However, the conferral of the power to adopt, alter and repeal the by-laws upon the directors does not divest the stockholders of their power to adopt, amend or repeal the by-laws. Our certificate of incorporation grants the board of directors the power to make and alter the by-laws subject to certain restrictions and the provisions of the by-laws. With certain exceptions and subject to the power of the stockholders to amend and alter the by-laws, the by-laws provide that the by-laws may be altered or repealed:

     o by the affirmative vote of the holders of a majority of shares present and entitled to vote at a meeting of stockholders; or

     o    by the affirmative vote of a majority of the whole board of directors.

     Special Meetings. The DGCL provides that a special meeting of stockholders may be called by the board of directors or by any person or persons authorized by a corporation's certificate of incorporation or by-laws. Our by-laws provide that special meetings may be called only by our board of directors, our chairman of the board, or our president.

     Written Consent of Stockholders. Under the DGCL, unless otherwise provided in the corporation's certificate of incorporation, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents setting forth the action taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote upon such action were present and voted and such votes are delivered to the corporation. Our certificate of incorporation provides that any action by stockholders shall be taken at a meeting of stockholders and no action may be taken by written consent of the stockholders.

     Preemptive Rights. Under the DGCL, a stockholder does not have preemptive rights unless such rights are specifically granted in the corporation's certificate of incorporation. Our certificate of incorporation provides that no holder of stock of any class shall have, as such holder, any preemptive or preferential right with respect to any stock of any class or to any securities convertible into shares of stock.

     Delaware Business Combination Law. Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in a business combination (defined as a variety of transactions, including mergers, asset sales, issuance of stock and other transactions resulting in a financial benefit to the interested stockholder) with an "interested stockholder" (defined generally as a person that is the beneficial owner of 15% or more of a corporation's outstanding voting stock) for a period of three years following the date that such person became an interested stockholder unless:

     o prior to the date such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder's becoming an interested stockholder;

     o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and employee stock ownership plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     o on or subsequent to the date such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

     A corporation may adopt an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203 of the DGCL if, in addition to any other vote required by law, the amendment is approved by the affirmative vote of a majority of the shares entitled to vote. However, the amendment generally will not be effective until 12 months after its adoption and will not apply to a business combination with an interested stockholder who was such on or prior to the adoption of the amendment. We have not adopted an amendment to its certificate of incorporation or by-laws by which it elects not to be governed by Section 203 of the DGCL.

                       DESCRIPTION OF THE TRUST PREFERRED
                         SECURITIES AND TRUST GUARANTEES

Trust Preferred Securities

     The declaration of trust pursuant to which each Burlington Resources trust is organized authorizes its trustees to issue one series of trust preferred securities and one series of trust common securities (together, the "trust securities"). Each declaration will be qualified as an indenture under the Trust Indenture Act.

     The trust preferred securities will have the terms set forth in the applicable declaration or made part of the declaration by the Trust Indenture Act. You should read the prospectus supplement relating to the particular trust preferred securities of a trust for specific terms, including:

     o    the distinctive designation of trust preferred securities;

     o    the number of trust preferred securities to be issued;

     o the annual distribution rate (or method of determining such rate) for trust preferred securities and the date or dates upon which such distributions will be payable;

     o whether distributions on trust preferred securities will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on the securities will be cumulative;

     o the amount or amounts which will be paid out of the assets of the trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

     o any conversion or exchange provisions applicable to the trust preferred securities;

     o the terms and conditions, if any, upon which the related series of the applicable subordinated debt securities may be distributed to holders of trust preferred securities;

     o the obligation, if any, of the trust to purchase or redeem the trust preferred securities it issued and the price or prices at which, the period or periods within which and the terms and conditions upon which these securities will be purchased or redeemed, in whole or in part, pursuant to such obligation;

     o the voting rights, if any, of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the declaration of the trust; and

     o    any other specific terms of the trust preferred securities.

     Pursuant to each declaration, the property trustee will own the subordinated debt securities purchased by the applicable trust for the benefit of the holders of the trust preferred securities. We guarantee to the extent described under the heading "--Trust Guarantees" the payment of distributions out of money held by the trusts and payments upon redemption of trust preferred securities or liquidation of any trust.

     The material federal income tax considerations applicable to an investment in trust preferred securities will be described in the prospectus supplement relating thereto.

Trust Common Securities

     In connection with the issuance of trust preferred securities, each trust will also issue one series of trust common securities. Each declaration of trust authorizes the regular trustee of a trust to issue on behalf of the trust one series of trust common securities with the terms set forth in the declaration of trust. Except as otherwise provided in the prospectus supplement relating to the trust preferred securities, the terms of the trust common securities will be substantially identical to the terms of each trust preferred security. The trust common securities will rank equally and payments will be made pro rata with the trust preferred securities. However, upon an event of default under the applicable declaration, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in limited circumstances, the trust common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of a trust. We will own, directly or indirectly, all of the trust common securities of each trust.

Trust Guarantees

     Set forth below is a summary of information concerning the trust guarantees that we will execute and deliver for the benefit of the holders of trust preferred securities of the respective trusts. The accompanying prospectus supplement will describe any significant differences between the actual terms of the trust guarantees and the summary below. Because this is a summary, it does not contain all of the information in the trust guarantee. You should read the entire trust guarantee, which will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

     General. We will irrevocably and unconditionally agree, to the extent set forth in the trust guarantee, to pay in full, to the holders of trust preferred securities as and when due, regardless of any defense, right of set-off or counterclaim which the applicable trust may have or assert:

     o any accrued and unpaid dividends required to be paid on the trust preferred securities, to the extent the trust has legally available funds;

     o the redemption price, including all accrued and unpaid dividends, payable out of legally available funds with respect to any trust preferred securities called for redemption by the trust; and

     o if we liquidate the trust, except in connection with the distribution of subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities issued by the trust, the lesser of

     o the aggregate of the liquidation preference and all accrued and unpaid dividends on the trust preferred securities of the series to the date of payment and

     o the amount of assets of the trust remaining available for distribution to holders of trust preferred securities of the series in liquidation.

     The Company's obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of trust preferred securities or by causing the applicable trust to pay the required amounts to the holders.

     Covenants of Burlington Resources Inc. In each trust guarantee, we will covenant that, so long as any trust preferred securities remain outstanding, if any event that would constitute an event of default under the trust guarantee or the declaration of trust has occurred, then

     o we will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our common stock, other than

          o purchases or acquisitions of shares of common stock in connection with the satisfaction of our obligations under any employee benefit plans;

          o as a result of a reclassification of our common stock or the exchange or conversion of one class or series of our common stock for another class or series of our common stock;

          o the purchase of fractional interests in shares of our common stock pursuant to the conversion or exchange provisions of such common stock or the security being converted or exchanged; or

          o purchases or acquisitions of shares of common stock to be used in connection with acquisitions of common stock by shareholders pursuant to our dividend reinvestment plan,

     or make any guarantee payments with respect to the foregoing, and

     o we will not make any payment of principal or premium, if any, on or repurchase any debt securities (including guarantees) issued by us which rank equally with or junior to such subordinated debt securities other than at stated maturity.

     Amendments and Assignment. Generally, the trust guarantee with respect to any series of trust preferred securities may be changed only with the prior approval of the holders of at least a majority in liquidation preference of the outstanding trust preferred securities of the series. However, if the changes do not adversely affect the rights of holders of trust preferred securities of any series, no vote will be required. We will describe the manner of obtaining any approval of holders of the trust preferred securities of each series in an accompanying prospectus supplement. All guarantees and agreements contained in each trust guarantee shall bind our successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the applicable series of trust preferred securities then outstanding.

     Termination of the Trust Guarantees. Each trust guarantee will terminate as to the trust preferred securities issued by the applicable trust upon

     o full payment of the redemption price of all trust preferred securities of the trust;

     o distribution of the subordinated debt securities held by the trust to the holders of the trust preferred securities of the trust; or

     o full payment of the amounts payable in accordance with the declaration of the trust upon liquidation of the trust.

     Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee. The subordination provisions of the subordinated debt securities and the trust guarantees, respectively, will provide that in the event payment is made on the subordinated debt securities or the trust guarantees in contravention of such provisions such payments will be paid over to the holders of senior indebtedness.

     Ranking of the Trust Guarantee. Each trust guarantee will constitute our unsecured obligation and will rank

     o subordinate and junior in right of payment to all of our other liabilities;

     o equally with the most senior preferred or preference stock, if any, hereafter issued by us and with any guarantee hereafter entered into by us in respect of any preferred or preference stock or interests of any affiliate of ours; and

     o    senior to the common stock.

     Each declaration will provide that each holder of trust preferred securities by accepting the security agrees to the subordination provisions and other terms of the applicable trust guarantee.

     Each trust guarantee will constitute a guarantee of payment and not of collection. The trust guarantee will be deposited with the property trustee to be held for the benefit of any series of trust preferred securities. The property trustee will have the right to enforce the trust guarantee on behalf of the holders of any series of trust preferred securities. The holders of not less than 10% in aggregate liquidation preference of a series of trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the trust guarantee applicable to the series of trust preferred securities, including giving directions to the property trustee. If the property trustee fails to enforce the trust guarantee, any holder of trust preferred securities of a series to which the trust guarantee pertains may institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the trust, or any other person or entity. Each trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the applicable trust, and by complete performance of all obligations under such trust guarantee.

     Governing Law. Each trust guarantee will be governed by and construed in accordance with the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     We or the Burlington Resources trusts may sell the securities

     o    through underwriters or dealers;

     o    through agents;

     o    directly to purchasers; or

     o    through a combination of any such methods of sale.

     Any underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The prospectus supplement relating to any offering of securities will set forth their offering terms, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us or the Burlington Resources trusts from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price, and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the securities offered hereby.

     If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the accompanying prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase securities from us or the Burlington Resources trusts at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to any conditions set forth in the accompanying prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of these contracts. The underwriters and other persons soliciting these contracts will have no responsibility for the validity or performance of any such contracts.

     Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

     Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution by us to payments they may be required to make in respect thereof.

     Certain of the underwriters, agents or dealers and their associates may be customers of, or engage in transactions with and perform services for us in the ordinary course of business.

                                  LEGAL MATTERS

     The legality of the securities other than the trust securities will be passed upon for us by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York, and for the underwriters, dealers or agents by Cravath, Swaine & Moore, New York, New York. The legality of the trust securities will be passed upon for us and each Burlington Resources trust by Richards, Layton & Finger, P.A., special Delaware counsel to us and the Burlington Resources trusts. Kenneth W. Orce, a member of our board of directors, is a senior partner of Cahill Gordon & Reindel and, as of February 8, 1999, owned 31,877 shares of Common Stock of Burlington Resources Inc., including 19,252 currently exercisable options.

                                     EXPERTS

     The financial statements incorporated by reference in this prospectus and the registration statement of which this prospectus is a part to the Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Securities and Exchange Commission Registration Fee** .............  $125,100
Cost of Printing ..................................................    50,000
Rating Agency Fees ................................................    50,000
Independent Accountants' Fees and Expenses ........................    25,000
Legal Services and Expenses (including Blue Sky
  fees and expenses) ..............................................    50,000
Trustees' Fees and Expenses .......................................    25,000
Miscellaneous .....................................................     4,900
                                                                    ---------
                                                     Total ........  $330,000
                                                                     ========
-----------------------
* Other than the Securities and Exchange Commission Registration Fee, all amounts set forth above are estimates.

** Fee calculation is based upon $450,000,000 of securities; excludes fees previously paid in connection with $550,000,000 of securities remaining on Registration Statement No. 333-52213.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Burlington Resources Inc.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal administrative, or investigative (other than action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article IX of Burlington Resources Inc.'s by-laws requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, Burlington Resources Inc.'s by-laws provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was serving as a director or officer of Burlington Resources Inc., or is or was serving at the request of Burlington Resources Inc. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. Burlington Resources Inc. by-laws also provide that it may, by action of its board of directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 13 of Burlington Resources Inc.'s certificate of incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of Burlington Resources Inc. shall not be liable to Burlington Resources Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 13 shall not adversely affect any right or protection of a director of Burlington Resources Inc. for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     Burlington Resources Inc. maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of Burlington Resources Inc. and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of Burlington Resources Inc. and/or its subsidiaries, as the case may be.

Burlington Resources Trusts

     Each declaration of trust pursuant to which each Burlington Resources trust is organized will provide that no regular trustee, or affiliate of any regular trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any regular trustee or of any such affiliate, or employee or agent of the applicable Burlington Resources trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the trust or any employee or agent of the trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Burlington Resources trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such declaration of trust or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such act or omission. Each declaration of trust also provides that to the fullest extent permitted by applicable law, Burlington Resources Inc. shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the applicable Burlington Resources trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such declaration of trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omission. Each declaration of trust further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Burlington Resources Inc. prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such declaration of trust.

The Registrants

     Reference is made to the forms of underwriting agreements, filed and to be filed as Exhibits 1.1 and 1.2 hereto, respectively, which contain provisions for indemnification of each of the registrants, their direc-tors, officers and any controlling persons, by the Underwriters against certain liabilities for information furnished by the Underwriters.

     For a statement of the registrants' undertakings with respect to indemnification of directors and officers, see Item 17 below.

Item 16. EXHIBITS.

     1.1 -- Form of Underwriting Agreement between Burlington Resources Inc. and the Underwriter(s) with respect to Debt Securities, Common Stock and Preferred Stock.

     1.2* -- Form of Underwriting Agreement among the Burlington Resources trusts, Burlington Resources Inc. and the Underwriter(s) with respect to trust preferred securities.

     1.3* -- Form of Agency Agreement.

     1.4* -- Form of Distribution Agreement.

     4.1 -- Indenture, dated as of April 1, 1992, between Burlington Resources Inc. and Citibank, N.A., as Trustee (including form of senior debt security) (incorporated herein by reference to Exhibit 4.4 to Burlington Resources Inc.'s Form 8 dated March 10, 1993 (File No. 1-9971)).

     4.2* -- Form of Subordinated Indenture (including form of Subordinated Debt
          Security).

     4.3 -- Certificate of Trust of Burlington Resources Capital I (incorporated herein by reference to Exhibit 4.3 to Burlington Resources Inc.'s Registration Statement No. 333-52213).

     4.4 -- Certificate of Trust of Burlington Resources Capital II (incorporated herein by reference to Exhibit 4.4 to Burlington Resources Inc.'s Registration Statement No. 333-52213).

     4.5 -- Declaration of Trust of Burlington Resources Capital I (incorporated herein by reference to Exhibit 4.5 to Burlington Resources Inc.'s Registration Statement No. 333-52213).

     4.6 -- Declaration of Trust of Burlington Resources Capital II (incorporated herein by reference to Exhibit 4.6 to Burlington Resources Inc.'s Registration Statement No. 333-52213).

     4.7* -- Form of Guarantee relating to Burlington Resources Capital I.

     4.8* -- Form of Guarantee relating to Burlington Resources Capital II.

     4.9 -- Copies of the instruments with respect to Burlington Resources Inc.'s long-term debt are available to the Securities and Exchange Commission upon request.

     4.10 -- Form of Rights Agreement dated as of December 16, 1998, between Burlington Resources Inc. and BankBoston, N.A., as Rights Agent which includes, as Exhibit A thereto, the form of Certificate of Designation specifying terms of the Series A Junior Participating Preferred Stock and, as Exhibit B thereto, the form of Rights Certificate (incorporated herein by reference to Exhibit 1 to Burlington Resources Inc.'s Form 8-A, filed December 18, 1998).

     5.1* -- Opinion of Cahill Gordon & Reindel.

     5.2* -- Opinion of Richards, Layton & Finger, P.A.

     12.1 -- Statement of Computation of Ratio of Earnings to Fixed Charges.

     23.1 -- Consent of PricewaterhouseCoopers LLP.

     23.2* -- Consent of Cahill Gordon & Reindel (included as part of Exhibit
          5.1).

     23.3* -- Consent of Richards, Layton & Finger, P.A. (included in Exhibit
          5.2).

     24.1 -- Powers of Attorney (see page S-2).

     25.1 -- Form T-1 Statement of Eligibility of the Senior Trustee under the Trust Indenture Act of 1939, as amended.

     25.2* -- Form T-1 Statement of Eligibility of the Subordinated Trustee under the Trust Indenture Act of 1939, as amended.

     25.3* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of Chase Bank of Texas, National Association, as Trustee under the Declaration of Trust of Burlington Resources Capital I.

     25.4* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of Chase Bank of Texas, National Association, as Trustee under the Declaration of Trust of Burlington Resources Capital II.

     25.5* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of Chase Bank of Texas, National Association, as Trustee under the Trust Guarantee of Burlington Resources Inc. for the benefit of the holders of trust preferred securities of Burlington Resources Capital I.

     25.6* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of Chase Bank of Texas, National Association, as Trustee under the Preferred Securities Guarantee of Burlington Resources Inc. for the benefit of the holders of trust preferred securities of Burlington Resources Capital II.


ITEM 17. UNDERTAKINGS.

     a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities being offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and (ii) of this paragraph do not apply if the Registration Statement is on Form S-3 and the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

---------------

* To be filed either by amendment or as an exhibit to an Exchange Act Report of Burlington Resources Inc. and incorporated herein by reference.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          d) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          e) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          f) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Burlington Resources Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Houston, State of Texas, on the 19th day of July, 1999.

                            BURLINGTON RESOURCES INC.


                            By:          /s/ Bobby S. Shackouls
                                ----------------------------------------
                                Name:    Bobby S. Shackouls
                                Title:   Chairman of the Board, President and
                                         Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes John
E. Hagale and L. David Hanower and each of them as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of July, 1999.

           Signature                                  Title

      /s/ Bobby S. Shackouls               Chairman of the Board, President
-----------------------------------            and Chief Executive Officer
Bobby S. Shackouls

     /s/ H. Leighton Steward               Vice Chairman of the Board
-----------------------------------
H. Leighton Steward

          /s/ John E. Hagale               Executive Vice President and
-----------------------------------            Chief Financial Officer
  John E. Hagale

          /s/ Philip W. Cook               Vice President and Controller
-----------------------------------           (Chief Accounting Officer)
  Philip W. Cook

           /s/ John V. Byrne               Director
-----------------------------------
   John V. Byrne

        /s/ S. Parker Gilbert              Director
-----------------------------------
 S. Parker Gilbert

          /s/ Laird I. Grant               Director
-----------------------------------
  Laird I. Grant

                                           Director
-----------------------------------
  John LaMacchia

       /s/ James F. McDonald               Director
-----------------------------------
 James F. McDonald

        /s/ Kenneth W. Orce                Director
-----------------------------------
  Kenneth W. Orce

       /s/ Donald M. Roberts               Director
-----------------------------------
 Donald M. Roberts

         /s/ John F. Schwarz               Director
-----------------------------------
  John F. Schwarz

        /s/ Walter Scott, Jr.              Director
-----------------------------------
 Walter Scott, Jr.

          Signature                           Title


         /s/ William E. Wall               Director
-----------------------------------
  William E. Wall

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, each of Burlington Resources Capital I and Burlington Resources Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas on the 19th day of July, 1999.

                         BURLINGTON RESOURCES CAPITAL I,
                            a Delaware business trust


                         By:    Burlington Resources Inc.,
                                  as Depositor


                         By:             /s/ John E. Hagale
                                ---------------------------------------
                                Name:    John E. Hagale
                                Title:   Executive Vice President and
                                         Chief Financial Officer


                         BURLINGTON RESOURCES CAPITAL II,
                            a Delaware business trust


                         By:    Burlington Resources Inc.,
                                 as Depositor


                         By:             /s/ John E. Hagale
                                ----------------------------------------
                                Name:    John E. Hagale
                                Title:   Executive Vice President and
                                         Chief Financial Officer

                                  EXHIBIT INDEX

     1.1 -- Form of Underwriting Agreement between Burlington Resources Inc. and the Underwriter(s) with respect to Debt Securities, Common Stock and Preferred Stock.
     1.2* -- Form of Underwriting Agreement among the Burlington Resources trusts, Burlington Resources Inc. and the Underwriter(s) with respect to trust preferred securities.
     1.3* -- Form of Agency Agreement.
     1.4* -- Form of Distribution Agreement.
     4.1 -- Indenture, dated as of April 1, 1992, between Burlington Resources Inc. and Citibank, N.A., as Trustee (including form of senior debt security) (incorporated herein by reference to Exhibit 4.4 to Burlington Resources Inc.'s Form 8 dated March 10, 1993 (File No. 1-9971)).
     4.2* -- Form of Subordinated Indenture (including form of Subordinated Debt
          Security).
     4.3 -- Certificate of Trust of Burlington Resources Capital I (incorporated herein by reference to Exhibit 4.3 to Burlington Resources Inc.'s Registration Statement No. 333-52213).
     4.4 -- Certificate of Trust of Burlington Resources Capital II (incorporated herein by reference to Exhibit 4.4 to Burlington Resources Inc.'s Registration Statement No. 333-52213).
     4.5 -- Declaration of Trust of Burlington Resources Capital I (incorporated herein by reference to Exhibit 4.5 to Burlington Resources Inc.'s Registration Statement No. 333-52213).
     4.6 -- Declaration of Trust of Burlington Resources Capital II (incorporated herein by reference to Exhibit 4.6 to Burlington Resources Inc.'s Registration Statement No. 333-52213).
     4.7* -- Form of Guarantee relating to Burlington Resources Capital I.
     4.8* -- Form of Guarantee relating to Burlington Resources Capital II.
     4.9 -- Copies of the instruments with respect to Burlington Resources Inc.'s long-term debt are available to the Securities and Exchange Commission upon request.
     4.10 -- Form of Rights Agreement dated as of December 16, 1998, between Burlington Resources Inc. and BankBoston, N.A., as Rights Agent which includes, as Exhibit A thereto, the form of Certificate of Designation specifying terms of the Series A Junior Participating Preferred Stock and, as Exhibit B thereto, the form of Rights Certificate (incorporated herein by reference to Exhibit 1 to Burlington Resources Inc.'s Form 8-A, filed December 18, 1998).
     5.1* -- Opinion of Cahill Gordon & Reindel.
     5.2* -- Opinion of Richards, Layton & Finger, P.A.
     12.1 -- Statement of Computation of Ratio of Earnings to Fixed Charges.
     23.1 -- Consent of PricewaterhouseCoopers LLP.
     23.2* -- Consent of Cahill Gordon & Reindel (included as part of Exhibit
          5.1).
     23.3* -- Consent of Richards, Layton & Finger, P.A. (included in Exhibit
          5.2).
     24.1 -- Powers of Attorney (see page S-2).
     25.1 -- Form T-1 Statement of Eligibility of the Senior Trustee under the Trust Indenture Act of 1939, as amended.
     25.2* -- Form T-1 Statement of Eligibility of the Subordinated Trustee
          under the Trust Indenture Act of 1939, as amended.
     25.3* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of Chase Bank of Texas, National Association, as Trustee under the Declaration of Trust of Burlington Resources Capital I.

     25.4* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of Chase Bank of Texas, National Association, as Trustee under the Declaration of Trust of Burlington Resources Capital II.
     25.5* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of Chase Bank of Texas, National Association, as Trustee under the Trust Guarantee of Burlington Resources Inc. for the benefit of the holders of trust preferred securities of Burlington Resources Capital I.
     25.6* -- Form T-1 Statement of Eligibility under the Trust Indenture Act of
          1939 of Chase Bank of Texas, National Association, as Trustee under the Preferred Securities Guarantee of Burlington Resources Inc. for the benefit of the holders of trust preferred securities of Burlington Resources Capital II.


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*    To be filed either by amendment or as an exhibit to an Exchange Act Report of Burlington Resources Inc. and incorporated herein by reference.





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